Exhibit 3-a(1)

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
HXT HOLDINGS, INC.

CHINA INTERNATIONAL ENTERPRISES CORP.,  a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

FIRST: The current name of the corporation is China International Enterprises Corp. (hereinafter referred to as the “Corporation”).

SECOND: Article FIRST of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

 “FIRST: The name of the Corporation is HXT Holdings, Inc.”

THIRD: The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I have made, signed and subscribed this Certificate of Amendment this 16th day of August 2006, and affirm that the statements contained herein are true under penalties of perjury.

/s/ Yuanqing Li
Yuanqing Li, Chairman and President